                                                                   Exhibit 10.17


                                PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT (this "Pledge Agreement") is made this 18th day of December, 1998, by and among MERKERT AMERICAN CORPORATION (the "Borrower") and the subsidiaries of the Company signatory hereto (each individually a "Pledgor" and individually and collectively, "Pledgors") in favor of FIRST UNION NATIONAL BANK, a national banking association ("Agent"), as agent for the Lenders under the Credit Agreement described below (herein "Pledgee").


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Borrower has entered into that certain Credit Agreement dated of even date herewith (as amended from time to time, the "Credit Agreement") with the lenders identified therein (together with such additional financial institutions as may become lenders from time to time as therein provided, "Lenders") and First Union as Agent for the Lenders ("Agent"); and

          WHEREAS, it is a condition to the Credit Agreement that Pledgors have executed this Pledge Agreement in favor of Pledgee for the benefit of the Lenders.

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Pledgors hereby agrees with Pledgee as follows:

          1.   For the purposes of this Pledge Agreement:

               (a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

               (b) The term "Collateral" shall mean all shares of stock, partnership interests, LLC interests, or other equity interests in any direct or indirect Subsidiary of Borrower (as defined in the Credit Agreement) (the "Securities") now or hereafter owned by any Pledgor, together with (i) all rights to distributions and other rights under organizational documents, or under any other agreements, with respect thereto, and all contract rights, general intangibles and investment property associated with or representing such Pledgor's rights and interests with respect thereto, and (ii) all additions to, substitutions or exchanges for, proceeds of and distributions on, any of the foregoing, and all associated secondary rights and secondary considerations of any kind (subscription rights, bonus shares, etc.). A list of the Securities as of the date hereof is set forth on Schedule A attached hereto.

               (c) The term "Obligations" shall mean any and all obligations and indebtedness of every kind and description of the Pledgors to the Lenders pursuant to, under, or in connection with the Loan Documents, whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, or now or hereafter existing, whether incurred by any Pledgor as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limitation, principal, interest and fees, late fees and expenses (including, attorneys' fees and costs and/or the allocated fees and costs of Agent's in-house legal counsel to the extent required to be paid under the Loan Documents), or that have been or may hereafter be contracted or incurred, and any obligations of the Pledgors or any of them under interest rate protection agreements, swaps, hedging contracts or similar arrangements with any Lender (including, without limitation, any swap agreements as defined in 11 U.S.C. (S) 101). If a party ceases to be a Lender, any obligations under interest rate protection agreements, swaps, hedging contracts or similar arrangements (including, without limitation, any swap agreements as defined in 11 U.S.C. (S) 101) with such party prior to the date it ceased to be a Lender shall continue to be Obligations secured by the pledge hereunder.

          2. Pledgors hereby pledge, and grant a lien as security with respect to, the Collateral, to Pledgee as agent for the Lenders, as collateral security for all of the Obligations.

          3.   Pledgors represent and warrant that:

               (a) The chief place of business, chief executive offices and the office(s) where their records are kept concerning accounts, contract rights and other similar Collateral, are as set forth on Schedule B attached hereto, and as set forth on Schedule B, each Pledgor either owns such premises free and clear of any mortgage or other liens and encumbrances except as set forth on Schedule B or it leases such premises from the record owner identified on Schedule B.

               (b) Each Pledgor conducts business under and through its legal name as set forth on the signature page hereto, and no other names except as set forth on Schedule B attached hereto.

               (c) Pledgors have good title to the Securities free and clear of all liens and encumbrances except the security interest created hereby; and such Securities constitute the percentage of the issued and outstanding shares of each class of the capital stock or other equity interests of the subsidiaries of Pledgors identified in Schedule A.

               (d) The Securities are validly issued, fully paid and nonassessable and are not subject to any charter, bylaw, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control except as indicated on the stock certificates for the Securities.

               (e) Pledgors have delivered to Pledgee all certificates or other similar instruments or documents representing or evidencing the Securities, together with corresponding assignment or transfer powers duly executed in blank by Pledgors, and this Pledge Agreement and such powers have been duly and validly executed and are binding and enforceable against Pledgor in accordance with their terms except as such enforceability may be affected by bankruptcy laws and other laws of general application relating to creditors' enforceable against Pledgor in accordance with their terms except as such enforceability may be affected by bankruptcy laws of general application relating to creditors' rights; and the pledge of the Securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the Securities securing payment of the Obligations.

               (f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgors of the Securities pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or the perfection of liens and security interests in proceeds).

          4. Anything herein to the contrary notwithstanding, (a) Pledgors shall remain liable under any contracts and agreements included in the Collateral to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Pledgee of any of its rights hereunder shall not release Pledgees from any of their duties or obligations under any contracts and agreements included in the Collateral, and (c) Pledgee shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Pledgee be obligated to perform any of the obligations or duties of Pledgors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          5. Pledgors will promptly notify and provide Pledgee with a complete description of the opening of any new places of business which would be required to be disclosed pursuant to Paragraph 3(a) above (excluding sales offices at which no books and records are maintained other than books and records that are duplicates of books and records maintained at other locations of which Agent has notice hereunder), the conduct of business under any names or through any entities other than those set forth above, the relocation of any of the Collateral, and the acquisition of any new Collateral. Pledgors will furnish to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request upon reasonable notice, all in reasonable detail.

          6. At any time and from time to time, upon the request of Pledgee, Pledgors will, at their own expense:

               (a) defend the Collateral against the claims and demands of all persons.

               (b) deliver and pledge to Pledgee, endorsed or accompanied by instruments of assignment or transfer satisfactory to Pledgee, any instruments and documents covered hereby which Pledgee may specify.

               (c) give, execute, deliver and file or record in the proper governmental offices, any instrument, paper or document, including but not limited to one or more financing statements under the Uniform Commercial Code, satisfactory to Pledgee, or take any action, which Pledgee reasonably may deem necessary or desirable in order to create, preserve, perfect, continue, modify, terminate or otherwise affect any security interest granted pursuant hereto, or to enable Pledgee to exercise or enforce any of its rights hereunder.

               (d) keep, and stamp or otherwise mark, any of its documents and instruments and its individual books and records relating to any of the Collateral in such manner as Pledgee reasonably may require.

               (e) pay, or reimburse Pledgee in the amount of, all reasonable expenses (including reasonable fees and expenses of attorneys, experts and Pledgees) incurred in any way in connection with the exercise, defense or assertion of any rights or interests of Pledgee hereunder, the enforcement of any provisions hereof, or the management, preservation, use, operation, maintenance, collection, possession, disposition or enforcement of any of the Collateral (all such expenses to be Obligations hereunder).

          7.   Pledgors agree not to:

                 (i) sell or otherwise dispose of, or grant any option (collectively, "Transfer") with respect to, any of the Collateral, provided however, that nothing herein shall prohibit a merger of a wholly-owned Subsidiary into any of the Companies as permitted pursuant to Paragraph 6.8(iii) of the Credit Agreement; or

                 (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except the security interest under this Pledge Agreement. Pledgors agree that all additional shares of stock or other equity interests of any direct or indirect Subsidiary of Borrower (as defined in the Credit Agreement) acquired by any Pledgor after the date hereof shall automatically and without any further action of Pledgors be pledged hereunder and constitute a part of the Collateral hereunder, and in connection therewith, Pledgors agree to immediately deliver to Pledgee any certificates or other instruments or documents representing or evidencing the Securities and a supplement to Schedule A attached hereto describing such additional Collateral.

          8. Prior to the full payment and performance of the Obligations, Pledgee shall be entitled to receive, as additional Collateral, any and all additional shares of stock or any other property of any kind distributable on or by reason of the Securities pledged hereunder, whether in the form of or by way of stock dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise, other than cash dividends. If any of such property, other than such cash dividends, shall come into the possession or control of Pledgors, Pledgors shall hold or control and forthwith transfer and deliver the same to Pledgee subject to the provisions hereof.

          9. So long as no default has occurred under any of the Obligations or Loan Documents and Pledgors are in full compliance with the terms hereof:

               (a) Pledgors shall be entitled to receive and retain any normal, regularly declared cash dividends paid on the Securities pledged hereunder.

               (b) Pledgors may exercise all voting rights, if any, pertaining to the Securities for any purpose not inconsistent with the terms hereof or of the Obligations or Loan Documents. In the event the Securities have been transferred into the name of Pledgee or a nominee or nominees of Pledgee prior to default, Pledgee or its nominee will execute and deliver upon request of Pledgors an appropriate proxy in order to permit Pledgors to vote, if applicable, the same.

          10. Pledgors shall take all actions (and execute and deliver from time to time all instruments and documents) reasonably necessary or appropriate or reasonably requested by Pledgee, to continue the validity, enforceability and perfected status of the pledge of Securities hereunder.

          11. Pledgee shall be under no obligation to take any actions and shall have no liability (except for gross negligence or willful misconduct) with respect to the preservation or protection of the pledged Securities or any underlying interests represented thereby as against any prior or other parties. In the event Pledgors request that Pledgee take or omit to take action(s) with respect to the Collateral, Pledgee may refuse so to do with impunity if Pledgors do not, upon request of Pledgee, post sufficient, creditworthy indemnities with Pledgee which, in Pledgee's sole discretion, are sufficient to hold it harmless from any possible liability of any kind in connection therewith.

          12. Pledgors agree that Pledgee, at any time and without affecting its rights in the pledged Securities and without notice to Pledgors, may grant any extensions, releases or other modifications of any kind respecting the Loan Documents, Obligations and any collateral security therefor and Pledgors, except as otherwise provided herein or in the Loan Documents, waive all notices of any kind in connection with the Obligations, the Loan Documents and any changes therein or defaults or enforcement proceedings thereunder, whether against Pledgors or any other party. Pledgors hereby waive any rights it has at equity or in law to require Pledgee to apply any rights of marshaling or other equitable doctrines in the circumstances.

          13. After the occurrence and during the continuance of an Event of Default under the Credit Agreement:

               (a) Pledgee may transfer or cause to be transferred any of the pledged Securities into its own or a nominee's or nominees' name or name(s).

               (b) Pledgee shall be entitled to receive and apply in payment of the Obligations any cash dividends, interest or other payment on the pledged Securities.

               (c) Pledgee shall be entitled to exercise in Pledgee's discretion all voting rights, if any, pertaining thereto and in connection therewith and at the written request of Pledgee, Pledgors shall execute any appropriate dividend, payment or brokerage orders or proxies.

               (d) Pledgors shall take any action necessary or required or reasonably requested by Pledgee, in order to allow Pledgee fully to enforce the pledge of the Securities hereunder and realize thereon to the fullest possible extent, including but not limited to the filing of any claims with any court, liquidator or trustee, custodian, receiver or other like person or party.

               (e) Pledgee shall have all the rights and remedies granted or available to it hereunder, under any statute or the common law, or under any of the Loan Documents, including the right to sell the pledged Securities or any portion thereof at one or more public or private sales upon ten (10) days' written notice and to bid thereat or purchase any part or all thereof in its own or a nominee's or nominees' names, free and clear of any equity of redemption; and to apply the net proceeds of the sale, after deduction for any expenses of sale, including the payment of all Pledgee's reasonable attorneys' fees in connection with the Obligations and the sale, to the payment of the Obligations in any manner or order which Pledgee in its sole discretion may elect, without further notice to or consent of Pledgors and without regard to any equitable principles of marshaling or other like equitable doctrines.

               (f) Pledgee may increase, in its sole discretion, but shall not be required to do so, the Obligations by making reasonable additional advances or incurring reasonable expenses for the account of Pledgors deemed appropriate or desirable by Pledgee in order to protect, enhance, preserve or otherwise further the sale or disposition of the Collateral or any other property it holds as security for the Obligations.

          14. Pledgors recognize that Pledgee may be unable to effect a sale to the public of all or part of the Securities by reason of certain prohibitions or restrictions in applicable securities laws and regulations (herein collectively called the "Securities Laws"), or the provisions of other laws, regulations or rulings, but may be compelled to resort to one or more sales to a restricted group of purchasers who will be required to agree to acquire the Securities for their own account, for investment and not with a view to the further distribution or resale thereof without restriction. Pledgors agree that any sale(s) so made may be at prices and on other terms less favorable to Pledgors than if the Securities were sold to the public, and that Pledgee has no obligation to delay sale of the Securities for period(s) of time necessary to permit the issuer thereof to register the Securities for sale to the public under any of the Securities Laws. Pledgors agree that negotiated sales whether for cash or credit made under the foregoing circumstances shall not be deemed for that reason not to have been made in a commercially reasonable manner. Pledgors shall cooperate with Pledgee to satisfy any requirements under the Securities Laws applicable to the sale or transfer of the Securities by Pledgee.

          In connection with any sale or disposition of the Collateral, Pledgee is authorized to comply with any limitation or restriction as it may be advised by its counsel is necessary or desirable in order to avoid any violation of applicable law or to obtain any required approval of the purchasers) by any governmental regulatory body or officer and it is agreed that such compliance shall not result in such sale being considered not to have been made in a commercially reasonable manner nor shall Pledgee be liable or accountable by reason of the fact that the proceeds obtained at such sale(s) are less than might otherwise have been obtained at public sale.

          Pledgee may elect to obtain the advice of any independent nationally-known investment banking firm, which is a member firm of the New York Stock Exchange, with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable.

          15. The powers conferred on Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Pledgee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve any right of or against other parties pertaining to any Collateral. Pledgors agree jointly and severally to indemnify Pledgee and each Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or Pledgee's or any Lender's interest in the Collateral, except claims, losses or liabilities resulting from such party's gross negligence or wilful misconduct.

          16. The parties agree that this Pledge Agreement shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania without regard to the conflict of laws rules thereof; and any terms used herein which are defined in the Uniform Commercial Code as enacted in Pennsylvania shall have the meanings therein set forth.

          17. This Pledge Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          18. If Pledgee shall waive any rights or remedies arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon the later occurrence or recurrence of any of said events. No delay by Pledgee in the exercise of any right or remedy shall under any circumstances constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Pledgee's rights or remedies.

          19. Pledgor hereby irrevocably appoints Pledgee, effective upon the occurrence and during the continuation of an Event of Default under the Credit Agreement, as its attorney-in-fact to execute, deliver and record, if appropriate, from time to time any instruments or documents in connection with the Collateral, in Pledgors or Pledgee's names.

          20. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT OR LENDERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT'S ENTERING INTO THIS PLEDGE AGREEMENT ON BEHALF OF THE LENDERS.

          21. EACH PLEDGOR ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS PLEDGE AGREEMENT AND, SPECIFICALLY, PARAGRAPH 20 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAVE BEEN FULLY EXPLAINED TO SUCH PLEDGOR BY SUCH COUNSEL.

          22. This Pledge Agreement represents the entire understanding of the parties with respect to the subject matter and no modification or change herein shall be effective unless contained in a writing signed by the parties hereto.

          IN WITNESS WHEREOF, the undersigned have executed this Pledge Agreement under seal as of the day and year first above written.

Attest:                            MERKERT AMERICAN CORPORATION


By: /s/ Sidney D. Rogers, Jr.      By: /s/ Gerald R. Leonard
   ----------------------------        ---------------------------
  Name:  Sidney D. Rogers, Jr.         Name:  Gerald R. Leonard
  Title:  Secretary                    Title:  President

Attest:                            MERKERT ENTERPRISES, INC.


By: /s/ Sidney D. Rogers, Jr.      By: /s/ Joseph T. Casey
   ---------------------------         -------------------------
  Name:  Sidney D. Rogers, Jr.        Name:  Joseph T. Casey
  Title:  Secretary                   Title:  Treasurer


Attest:                            ROGERS-AMERICAN COMPANY, INC.


By: /s/ Sidney D. Rogers, Jr.      By: /s/ Douglas H. Holstein
   ---------------------------         ---------------------------
  Name:  Sidney D. Rogers, Jr.        Name:  Douglas H. Holstein
  Title:  Secretary                   Title:  President

                                  SCHEDULE A

                              Pledged Securities
                              ------------------


-------------------------------------------------------------------------------------
                                                                         Percent of
                     Description of                                     Outstanding
     Company           Securities       Certificate No.  No. of Shares     Equity
-----------------  -------------------  ---------------  -------------  -------------
-------------------------------------------------------------------------------------
 Merkert           (1)                           42        955.6 shares     100%
 American          Rogers-American
 Corporation       Company, Inc.
                   common stock,
                   par value $1.00
                   per share
                   -------------------  --------------   --------------   -----------
                   (2) Merkert                 C-54       1,721,974        100%
                   Enterprises, Inc.                        shares
                   common stock,
                   par value $0.01
                   per share
-------------------------------------------------------------------------------------
Rogers-American    Rogers-American               1         100 shares      100%
 Company, Inc.     Company of
                   Florida, Inc.
                   common stock,
                   par value $1.00
                   per share
-------------------------------------------------------------------------------------
Merkert            Merkert                       8        61,000 shares    100%
 Enterprises,      Laboratories,
 Inc.              Inc. voting
                   common stock,
                   par value $0.01
                   per share
-------------------------------------------------------------------------------------

                                   SCHEDULE B

                        Disclosures -- Executive Offices
                        --------------------------------

--------------------------------------------------------------------------------------
Company                      Executive Office Location         Mortgage Status
---------------------------  -------------------------  ------------------------------
--------------------------------------------------------------------------------------
Merkert American               490 Turnpike Street        See Indenture of Mortgage
 Corporation                   Canton, Massachusetts      of Merkert Enterprises, Inc.
                               02021                      below (MAC will guarantee
                                                          this Indenture)
--------------------------------------------------------------------------------------
Merkert Enterprises, Inc.     500 Turnpike Street         Indenture of Mortgage, Deed
                              Canton, Massachusetts       of Trust, Security
                              02021                       Agreement, Fixture Filing,
                                                          Financing Statement and
                                                          Assignment of Rents and
                                                          Leases, dated as of February
                                                          13, 1998 between Merkert
                                                          Enterprises, Inc. and
                                                          Corporate Real Estate
                                                          Capital, LLC
--------------------------------------------------------------------------------------
Rogers-American Company,      7315 Pineville-Matthews     Deed of Trust and Security
 Inc.                         Road                        Agreement, dated as of
                              Charlotte, North            November 2, 1992, and the
                              Carolina                    First Amendment to Deed of
                              28226                       Trust, dated November 30,
                                                          1998 between Rogers-
                                                          American Company, Inc.
                                                          and Rexham Industries Corp.
--------------------------------------------------------------------------------------